UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 12, 2008

(Date of Report)

AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31032	52-2190362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8721 Sunset Blvd., Penthouse 7 Hollywood, California	90069
(Address of principal executive offices)	(Zip Code)

(310) 659-8770

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

American Southwest Music Distribution, Inc. has entered into a definitive merger agreement to acquire Ultimate Sports Entertainment, Inc. of Las Vegas, NV (www.ultimatesportsresort.com). Pursuant to the Agreement, the Company will be renamed Ultimate Sports Resorts, Inc.   The completion of the merger requires the approval of the shareholders of both companies.

Ultimate Sports Entertainment, Inc. (www.ultimatesportsresort.com) is a privately held Nevada corporation in the business of developing and building an all encompassing total sports experience - “The Ultimate Sports Resort” in Las Vegas, Nevada.  Components of the planned facility will include sports venues, sports activities, “Hall of Fame” quality sports memorabilia, 5,152 hotel rooms, 1 million sq ft. of convention space and 500 luxury condominiums.

Item 8.01.  Other Events

On March 10, 2008, the Company issued a press release announcing the signing of a merger agreement between the Company and Ultimate Sports Entertainment, Inc., a copy of which is furnished as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)

Exhibits

99.1  Press Release issued by AMERICAN SOUTHWEST MUSIC DISTRIBUTION, INC. on March 10, 2008.

99.2  Acquisition Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Southwest Music Distribution, Inc.

By: /s/ David Michery

David Michery

President and Chief Executive Officer

Date:  March 12, 2008